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                                   EXHIBIT 11

                           HEMISPHERx BIOPHARMA, INC.
        STATEMENTS REGARDING COMPUTATION OF PROFORMA NET LOSS PER SHARE
               For the three months ended March 31, 1995 and 1996

                                                                              Three Months Ended
                                                                                   March 31,
                                                                                  (unaudited)
                                                                    --------------------------------------
                                                                           1995                  1996
                                                                           ----                  ----
 NET LOSS PER SHARE                                                      (PROFORMA)
 Net Loss:                                                           $    (586,647)        $    (671,759)
                                                                           =======               =======

 Shares:
   Weighted average number of common shares
   outstanding during the period                                         7,219,710            15,581,592

   Incremental shares representing:
     Options and warrants issued within one
     year period prior to an initial public offering                     3,858,538                     -

   Conversion of Preferred Stock to Common
   Stock                                                                 1,935,926                     -
                                                                        ----------            ----------
     Weighted average number of shares used in
     calculating proforma net loss per share                            13,014,174            15,581,592
                                                                        ==========            ==========

 Net loss per share                                                    $      (.05)          $      (.04)
                                                                               ===                   ===





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